UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):
June 13, 2019

MONOLITHIC POWER SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51026	77-0466789
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

4040 Lake Washington Blvd. NE, Suite 201, Kirkland, Washington 98033
(Address of principal executive offices) (Zip Code)

(425) 296-9956
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock, par value $0.001 per share	MPWR	The NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

On June 13, 2019, Monolithic Power Systems, Inc. (the “Company”) held its 2019 Annual Meeting of Stockholders (the “Annual Meeting”). At the Annual Meeting, the Company’s stockholders (i) elected two directors to the Company’s Board of Directors, (ii) ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year 2019, and (iii) approved, on an advisory basis, the compensation of the Company’s named executive officers.

Proposal One:       Elect two Class III directors to the Company’s Board of Directors to serve until the Annual Meeting of Stockholders in 2022.

Nominee	For	Withheld	Broker Non-Votes
Michael Hsing	38,475,026	1,119,173	1,814,657
Herbert Chang	29,372,212	10,221,987	1,814,657

Proposal Two:      Ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year 2019.

For	Against	Abstain	Broker Non-Votes
41,055,199	343,993	9,664	0

Proposal Three:     Approve, on an advisory basis, the compensation of the Company’s named executive officers.

For	Against	Abstain	Broker Non-Votes
39,196,653	379,913	17,633	1,814,657

Item 8.01 Other Events.

On June 13, 2019, the Company issued a press release announcing the second quarter cash dividend of $0.40 per share to all stockholders of record as of the close of business on June 28, 2019. The dividend will be paid to stockholders on July 15, 2019. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits. Exhibit	Description
99.1	Press release issued on June 13, 2019, announcing the results of the Annual Meeting and the second quarter cash dividend.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: June 14, 2019	By:	/s/ Saria Tseng
Saria Tseng
Vice President, General Counsel